UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HELIOS AND MATHESON ANALYTICS INC.

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The following is a copy of a news article published online on August 16, 2017 by Variety.com, containing quotes from Ted Farnsworth, the Chief Executive Officer of Helios and Matheson Analytics Inc. (“HMNY” or the “Company”), and Mitch Lowe, the Chief Executive Officer of MoviePass Inc. (“MoviePass”):

MoviePass Leaders Talk AMC Legal Threats, Overhauling the Movie Business

MoviePass, a subscription service for film buffs, has long aspired to shake up the exhibition business.

But its plans to be the Netflix of cinemas seemed to be a pipe dream. After launching in 2011, it became entangled in a series of legal disputes, and never managed to gain traction. This week, however, the company appeared to get a second wind, selling a majority stake to data firm Helios and Matheson Analytics for $27 million. As part of the deal with Helios and Matheson, MoviePass says it will mount an IPO by the end of January 2018 and promises to dramatically increase its customer base.

The sale was almost an afterthought in the media furor that erupted this week. MoviePass became a trending topic after it announced it was slashing prices to $9.95 a month, allowing customers to see a movie a day for less than the cost of a Manhattan theater ticket. Previously the company charged anywhere from $14.95 to nearly $50 for its monthly subscriptions. Customers swarmed to MoviePass’s site, causing its systems to crash.

Some movie theaters were not impressed. In a scathing statement, AMC, the world’s largest theater chain, threatened legal action and said that the company will lose so much money it will be forced to raise prices. It dismissed MoviePass as “a small fringe player” and said that its model “is not in the best interest of moviegoers, movie theatres and movie studios.”

MoviePass CEO Mitch Lowe and Helios and Matheson CEO Ted Farnsworth shrugged off AMC’s threats in an interview with Variety, saying that other exhibitors are interested in seeing whether or not the service can attract new ticket buyers. They also discussed their planned public offering and their plans to shake up a business model they claim is ripe for an overhaul.

Why do you want to go public?

Farnsworth: You go to the public markets to raise more money for growth, either to build your business here or if you’re looking at international expansion.

Lowe: As we think about growing this business, the company has some really great advantages in that the technology is mostly there, but what we do need to do is acquire subscribers and in acquiring subscribers we have two costs — we have the immediate costs of attracting them and then we have to subsidize them for a time. We know we’re going to have to raise money over time if we’re going to grow this to millions and millions of subscribers. We’re preparing in advance for that. We think being a well-loved and well-valued service in the entertainment space bodes well for the public market.

You have ambitious goals for growth. In your SEC filing, you say you’ll forfeit shares if MoviePass doesn’t have 100,000 subscribers for at least one day in the year after the deal closes. As of December, MoviePass had about 20,000 subscribers. Can you hit that mark?

Farnsworth: I can tell you that we’re way ahead of our business model. In the first day, we exceeded our business model. It’s beyond our expectations. We were number three on Google search worldwide. Looking at social media last night when we had time to breathe, it was like we want it in Ireland! We want it in London!

Lowe: We had millions of hits yesterday. It was many, many hundreds of times more than we expected.

Mitch, you were one of the founders of Netflix and you led Redbox for eight years. Are you hoping to disrupt the theatrical movie business much as Netflix and Redbox revolutionized the home entertainment sector?

Lowe: What we’re really doing is delivering great value. I don’t think of this as disrupting. I think of this as doing what they should have done. Blockbuster, for example, when they had the price of their content drop from an average of $65 a VHS to $16 wholesale for a DVD, did not adjust their prices down. They did not pass their savings on to their customers. At Redbox and Netflix we did.

The analogies are more distinct in the theatrical business. Look how long you’ve just been walking up to the box office and, you used to hand over a nickle and now you’re handing over a twenty dollar bill, but it’s the same system. It’s overripe for the business relationship to be overhauled.

Do you think that movie tickets are over-inflated? Does the price need to come down?

Lowe: I believe that the pricing increases have gotten out of hand. Especially given that at the same time all these alternatives, like Hulu and Netflix, have dropped in price. I don’t think they should just lower prices. I think they should come up with creative models that get people to consume more. The $9.95 price point attracts people who only go to the movies three to six times a year. It gets them to go twice as often.

Farnsworth: Seventy five percent of Moviepass’s customers are millennials and they’re so used to the Netflix subscription model. It’s Hulu, it’s Amazon Prime, they’re all monthly fees. The theaters have never adjusted to that. They just keep raising their prices and people keep leaving the theaters.

Why did Helios and Matheson want to buy MoviePass?

Farnsworth: For me, you’re betting on the jockey. You’re betting on the guy that’s already done this twice with Netflix and with Redbox. He’s disrupted these whole industries.

AMC came out with a blistering statement after you lowered prices, threatening legal action. How have other theater chains reacted?

Lowe: We talked to the independents and the majors, the other two big guys [Regal and Cinemark] and they feel completely different. They all are taking a wait-and-see attitude, but they are positive about what we are doing. They welcome anybody who has figured out a way to get people back to the movies.

You’d almost have to have something else going on if you are turning down full price customers. To me, something else is going on with AMC. Two weeks ago their stock cratered. Their stock is down 61% for the year. We just came out yesterday. We are not responsible for that drop. And yet they made it clear, what are we one ten thousandth the size of their size, and yet somebody believes that we’re going to impact their business. My belief is this is a little bit of trying to find a scapegoat for their own problems that they haven’t been able to handle.

Were you concerned about AMC’s reaction?

Farnsworth: Not at all. It was exciting. It makes me more excited.

Lowe: The fascinating thing is we use a MasterCard debit card. We pay full price for the tickets we buy. We comply fully with the rules of MasterCard and AMC has signed agreements with both their credit card processor and with MasterCard to comply with all the rules. They would essentially have to not take MasterCard in order to block us. I don’t think you can cancel that agreement without severe penalties. I think it was all bluster. But this was the last thing we would have wanted for what we hope to be a partner. We want to reinvigorate people going to AMC theaters. It’s the largest theater chain. It’s the place where the bulk of our customers go the most often. We really want to be their partner. I’m assuming we’ll get through this and then we’ll sit down at a table and figure out how to help each other.

You are operating at a loss and subsidizing the tickets your customers buy. AMC claims that at some point you will have to raise your prices or you’ll go out of business. Are they correct?

Lowe: The answer is no. They don’t understand our business model. At Redbox we held a dollar a night [rental] for eight years. Raising it was the last thing we ever wanted to do, but labor goes up, Walmart wanted more money for the discs, all those things. We surveyed and tested every price down to $14.95. Even active moviegoers had to think is $14.95 really worth it? At $9.95, even people who rarely go say I’d be crazy not to do that. We need to offset costs in Manhattan and L.A. by getting a lot of people in Kansas City and Omaha and places where the average ticket price is five or six bucks to sign up.

You’ve said that you hope that after MoviePass proves it value, studios and theater owners will cut you in on the profits. Is this a sustainable business if that never happens?

Lowe: Yes, there’s dozens of streams of revenue. We have enough money through this investment to build a materially big subscriber base who we think will love the service. When that happens, we can leverage that in all kinds of ways.

Cautionary Statement on Forward-looking Information

Certain statements in this filing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the expected completion of the acquisition of a majority stake in MoviePass (the “MoviePass Transaction”) and the time frame in which the completion of such transaction will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the closing may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the MoviePass Transaction, and general economic conditions.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to the MoviePass Transaction, which will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by HMNY, and may be deemed to be solicitation material in respect of the MoviePass Transaction. This document is not a substitute for the proxy statement that HMNY will file with the SEC or any other documents that HMNY may file with the SEC or send to stockholders in connection with the MoviePass Transaction. Before making any voting decision, investors and security holders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the MoviePass Transaction as they become available because they will contain important information about the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the proxy statements and all other relevant documents filed or that will be filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from HMNY by accessing HMNY’s website at www.hmny.com or upon written request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

Participants in the Solicitation

HMNY, MoviePass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HMNY’s stockholders in connection with the MoviePass Transaction. Information regarding HMNY’S directors and executive officers is contained in its annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing HMNY’S website at www.hmny.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the MoviePass Transaction may be obtained by reading the proxy statement regarding the MoviePass Transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph..